AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 15, 2024, with respect to the consolidated financial statements of Shenni Holdings Limited, as of and for the years ended March 31, 2024 and 2023 in this Registration Statement on Form F-1 and the related Prospectus of Shenni Holdings Limited filed with the Securities and Exchange Commission.

Audit Alliance LLP

Singapore
March 14, 2025